UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011
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LIBBEY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 22, 2011, pursuant to the terms of the Amended and Restated Employment Agreements, dated as of December 31, 2008 (the “Employment Agreements”), between Libbey Inc. (the “Company”) and certain individuals, including Gregory T. Geswein, Daniel P. Ibele, Richard I. Reynolds and Roberto B. Rubio (the “Named Executive Officers”), the Company provided notice of non-renewal of the Employment Agreements, and, consequently, the term of the Employment Agreements will expire on December 31, 2011.

In addition, on September 22, 2011, pursuant to the terms of the amended and restated change in control agreements, dated as of December 31, 2008 (the “Change in Control Agreements”), between the Company and certain individuals, including the Named Executive Officers, the Company provided notice of non-renewal of the Change in Control Agreements, and, consequently, the term of the Change in Control Agreements will expire on December 31, 2011.

The Employment Agreements are filed as exhibits 10.20, 10.21, 10.22 and 10.30, and the Change in Control Agreements are filed as exhibits 10.24, 10.25 and 10.31, to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Company intends to enter into a new form of employment agreement, which will include change in control provisions, with those officers of the Company who are currently parties to the Employment Agreements, including the Named Executive Officers, and a new form of change in control agreement with those individuals who are currently parties to the Change in Control Agreements, but are not parties to the Employment Agreements. The new employment agreements and change in control agreements will be effective January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: September 27, 2011	By:	/s/ Susan A. Kovach
Susan A. Kovach
Vice President, General Counsel & Secretary